UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2009

Date of Report
(Date of earliest event reported)

Teleconnect Inc.

(Exact name of registrant as specified in its charter)

Florida	0-230611	52-2137517
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Oude Vest 4
4811 BD Breda
The Netherlands

(Address of principal executive offices)

Registrant's telephone number, including area code  011-34-95-202-9400

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -	Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The shareholders of Teleconnect Inc. (the “Company”) approved the sale of certain operating subsidiaries of the Company, including Teleconnect Communicaciones SA, ITS Europe, Teleconnect Telecom SL and Recarganet (the “Subsidiaries”), companies organized in Spain that were engaged in the telephone business. The Company retained a 10% ownership interest in Teleconnect Communicaciones SA.

The Company entered into a Stock Purchase Agreement dated March 25, 2009, to sell the Subsidiaries to three executives of the Subsidiaries and a private investor for 1,000 Euros and their assumption of the substantial financial obligations of the former Subsidiaries. This agreement was formalized before a Spanish notary on November 25, 2009 after the shareholders of the Company approved the sale at the meeting held on November 12, 2009.

The names and addresses of the buyers were:

Mr. Alfonso de Borbon
Roncal St.5
28002 Madrid
Spain

Mr. Jose Maria Garcia
Camino Sur St. 51
La Moraleja
Madrid
Spain

Ms. Barbara Ocana
Urbanizacion El Olivar
Hacienda San Manuel St. 28, 1oB
Marbella
Spain

Mr. Alvaro Lopez Angulo
Alfredo Palma St.
Torrevigia Building, apartment 212
Marbella
Spain

Mr. de Borbon was an officer of the Company, and he has been and is the Managing Director of each of the former Subsidiaries. Ms. Ocana and Mr. Lopez Angulo have been and are executive officers of the former Subsidiaries. Mr. Maria Garcia is a private investor with this group.

The Corporation sold 100% of its stock of Teleconnect Telecom and sold approximately 86% of its Teleconnect Communicaciones stock to the buyers. The sale of the former Subsidiaries to the buyers relieved the Company of any future commitments to continue to fund the former Subsidiaries which have continuously operated at a loss since their establishment in Spain beginning in 2002.

Section 5 -	Corporate Governance and Management

Item 5.03  Amendments to the Articles of Incorporation or ByLaws; Change in Fiscal Year

On December 29, 2009, the Company filed an amendment to the Articles of Incorporation of the Company with the Florida Secretary of State regarding its proposed 1-for-100 reverse stock split of the Company.

The Company has been informed today, January 19, 2010, by FINRA OTC Corporate Actions, that the common stock of the Company will begin trading on the OTC Bulletin Board (OTC-BB) on a 1-for-100 reverse stock split basis at the beginning of business tomorrow, Wednesday, January 20, 2010 with the trading symbol TLCOD (the letter D will be dropped after 20 days).

Section 9 -	Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 3.1	Amendment to Articles of Incorporation of the Company regarding 1-for-100 reverse stock split

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2010

Teleconnect Inc.
/s/ Dirk L. Benschop
Dirk L. Benschop, President